Exhibit 99.1
For more information, please contact:

COMPANY	INVESTOR RELATIONS
Xin Ma, Chief Financial Officer	David Rudnick, Account Manager
SkyPeople Fruit Juice, Inc.	CCG Investor Relations
Tel: China + 86 - 29-8837-7161	Tel: US +1- 646-626-4172
Email: oliver.x.ma@skypeoplefruitjuice.com	Email: david.rudnick@ccgir.com
Web: http://www.skypeoplefruitjuice.com	Web: http://www.ccgir.com

SkyPeople Fruit Juice Receives Four New Patents

XI'AN , China , October 26, 2012 /PRNewswire-Asia-FirstCall/ -- SkyPeople Fruit Juice, Inc. (NASDAQ: SPU - News) ("SkyPeople" or "the Company"), a producer of fruit juice concentrates, fruit juice beverages and other fruit-related products, today announced that it was granted four new patents, each with a statutory patent period of 20 years, by the State Intellectual Property Office of the People's Republic of China ("SIPO") in September 2012. Each of such patents is related to the Company’s innovative production methods and techniques that can help more effectively produce a variety of fruit juice products. The Company received the patent certificates for these four patents in September 2012.

The Company received the following two patent certificates on September 12, 2012:

•	A Kiwifruit cider beverage and its production method (Patent No. ZL 2009 1 0022739.1)

•	A production technology for strawberry juice concentrates (Patent No. ZL 2010 1 0209900.9)

The Company received the following additional two patent certificates on September 26, 2012:

•	A production technology for turnjujube juice concentrates (Patent No. ZL 2010 1 0108318.3)

•	A production technology for cherry juice concentrates (Patent No. ZL 2010 1 0209899.X)

The Company filed the patent applications with respect to the above patents in 2009 and 2010 which were followed by a comprehensive review by SIPO. Upon being granted of the new patents, the Company expects to secure market exclusivity for these innovative production methods and techniques for a period of 20 years.  Including the foregoing four new patents, the Company now holds six active patents and has several patent applications in process.

“We are pleased to obtain these patents which reflects our capability to develop proprietary and innovative production techniques that continuously increase operational efficiency and product quality,” said Chief Executive Officer, Mr. Yongke Xue. “Our continued efforts to obtain new patents via our commitment to research and development, are part of a long-term growth strategy that we believe will ultimately benefit our business performance in the future.”

About SkyPeople Fruit Juice, Inc.

SkyPeople Fruit Juice, Inc., a Florida company, through its wholly-owned subsidiary Pacific Industry Holding Group Co., Ltd. (“Pacific”), a Vanuatu company, and SkyPeople Juice International Holding (HK) Ltd., a company organized under the laws of Hong Kong Special Administrative Region of the People’s Republic of China and a wholly owned subsidiary of Pacific, holds 99.78% ownership interest in SkyPeople Juice Group Co., Ltd. (“SkyPeople (China)”). SkyPeople (China), together with its operating subsidiaries in China,  is engaged in the production and sales of fruit juice concentrates, fruit beverages, and other fruit related products in the PRC and overseas markets. Its fruit juice concentrates are sold to domestic customers and exported directly or via distributors. Fruit juice concentrates are used as a basic ingredient component in the food industry. Its brands, “Hedetang” and “SkyPeople,” which are registered trademarks in the PRC, are positioned as high quality, healthy and nutritious end-use juice beverages. For more information, please visit http://www.skypeoplefruitjuice.com.

Safe Harbor Statement

Certain of the statements made in this press release are "forward-looking statements" within the meaning and protections of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance, capital, ownership or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as "may," "will," "anticipate," "assume," "should," "indicate," "would," "believe," "contemplate," "expect," "estimate," "continue," "plan," "point to," "project," "could," "intend," "target" and other similar words and expressions of the future.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2011 and otherwise in our SEC reports and filings, including the final prospectus for our offering. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at http://www.sec.gov. We have no obligation and do not undertake to update, revise or correct any of the forward-looking statements after the date hereof, or after the respective dates on which any such statements otherwise are made.